                                  EXHIBIT INDEX

1. Certificate of Amendment of Certificate of Trust...............EX-99.23.a.4
2. Investment Advisory Agreement for Berkshire Focus Fund.........EX-99.23.d.1
3. Investment Advisory Agreement for Berkshire Technology Fund....EX-99.23.d.2
4. Custody Agreement................................................EX-99.23.g
5. Administration Agreement for Berkshire Focus Fund..............EX-99.23.h.1
6. Administration Agreement for Berkshire Technology Fund.........EX-99.23.h.2
7. Legal Opinion and Consent........................................EX-99.23.i
8. Consent of Independent Public Accountants........................EX-99.23.j

                           CERTIFICATE OF AMENDMENT
                                      of
                             CERTIFICATE OF TRUST
                                      of
                              THE BERKSHIRE FUNDS


      This Certificate of Amendment is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 380 et. seq.) and sets forth the following:

               1. The name of the business trust is THE BERKSHIRE FUNDS
                  (the "Trust").

               2. The Certificate of Trust filed on November 25, 1996 is to be amended to reflect the establishment of an additional series of shares of the Trust and the designation of such series as the "Berkshire Technology Fund." The relative rights and preferences of the Berkshire Technology Fund shall be those rights and preferences set forth in Section
                  8.8 of the Trust's Declaration of Trust.

               3. This Certificate of Amendment is to be effective upon this filing with the Secretary of State of the State of Delaware.

      The undersigned, in order to amend the Certificate of Trust of THE BERKSHIRE FUNDS under the laws of the State of Delaware, hereby execute this Certificate of Amendment on this 19th day of December, 1999.


                                          /s/ Malcolm R. Fobes III
                                          -----------------------------
                                          Malcolm R. Fobes III, Trustee


                                          /s/ Ronald G. Seger
                                          ------------------------
                                          Ronald G. Seger, Trustee


                                          /s/ Leland F. Smith
                                          ------------------------
                                          Leland F. Smith, Trustee


                                          /s/ Andrew W. Broer
                                          ------------------------
                                          Andrew W. Broer, Trustee

                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT ("Agreement"), made and entered into the 1st day of January, 1999, and amended this 19th day of December, 1999, by and between The Berkshire Funds, a Delaware business trust (the "Trust"), and Berkshire Capital Holdings, Inc., a California corporation (the "Investment Adviser").

                             W I T N E S S E T H:

     WHEREAS, the Trust, an open-end, non-diversified investment company registered under the Investment Company Act of 1940 (the "1940 Act"), wishes to retain the Investment Adviser to provide investment advisory services to the Berkshire Focus Fund (the "Fund"), a series of the Trust; and

     WHEREAS, the Investment Adviser is willing to furnish such services on the terms and conditions hereinafter set forth; and

     WHEREAS, management has recommended that certain non-material revisions be made to this Agreement, to (i) reflect a change in the names of the Trust and the Fund and (ii) clarify that this Agreement relates to the Investment Adviser's services to the Fund only and not to future series of the Trust; and

     WHEREAS, the Board of Trustees has determined that the revisions recommended by management will have no impact on existing or future shareholders of the Fund;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. EMPLOYMENT OF THE INVESTMENT ADVISER. The Trust hereby appoints the Investment Adviser to manage the investment and reinvestment of assets of the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. OBLIGATIONS OF THE TRUST. The Trust shall at all times inform the Investment Adviser as to the securities owned by it, the funds available or to become available for investment by it, and generally as to the condition of its affairs. It shall furnish the Investment Adviser with such other documents and information with regard to its affairs as the Investment Adviser may from time to time reasonably request.

3. OBLIGATIONS OF THE INVESTMENT ADVISER. Subject to the direction and control of the Trust's Board of Trustees, the Investment Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment objective, policies, and limitations as stated in the Fund's current Prospectus and Statement of Additional Information. The Investment Adviser shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Trust's Declaration of Trust, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state laws, as well as the investment objectives, policies, and limitations of the Fund. In placing orders for the Fund with brokers and dealers with respect to the execution of the Fund's securities transactions, the Investment Adviser shall attempt to obtain the best net results. In doing so, the Investment Adviser may consider such factors which it deems relevant to the Fund's best interest, such as price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. The Investment Adviser shall have the discretionary authority to utilize certain broker-dealers even though it may result in the payment by the Fund of an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, providing, however, that the Investment Adviser had determined that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by the broker-dealer effecting the transaction. In no instance will portfolio securities be purchased from or sold to the Investment Adviser or any affiliated person thereof except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the 1940 Act. The Investment Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund and shall perform such other functions of management and supervision as may be directed by the Board of Trustees of the Trust, provided that in no event shall the Investment Adviser be responsible for any expense occasioned by the performance of such functions.

4. EXPENSES OF THE FUND. The Investment Adviser is responsible for (i) the compensation of any of the Trust's trustees, officers and employees who are interested persons of the Investment Adviser, (ii) compensation of the Investment Adviser's personnel and other expenses in connection with the provisions of portfolio management services under this Agreement, and (iii) expenses of printing and distributing the Fund's prospectus and sales and advertising materials to prospective clients. Other than as herein specifically indicated, the Investment Adviser shall not be responsible for the Fund's expenses. Specifically, the Investment Adviser will not be responsible, except to the extent of the reasonable compensation of employees of the Trust whose services may be used by the Investment Adviser hereunder, for any of the following expenses of the Fund, which expenses shall be borne by Fund: legal and audit expenses, organizational expenses; interest; taxes; governmental fees; industry association fees; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection herewith; fees, if any, of custodians, transfer agents, registrars or other agents; distribution fees; expenses of preparing share certificates; expenses relating to the redemption or repurchase of the Fund's shares; fees and expenses of registering the Fund's shares under the federal securities laws and of qualifying its shares under applicable state Blue Sky laws, including expenses attendant upon renewing such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices, and dividends to fund shareholders; cost of stationary; costs of shareholders and other meetings of the Fund; compensation and expenses of the independent trustees of the Trust; fidelity bond and other insurance covering the Trust and its officers and trustees.

5. LIMITATIONS ON SALARIES. No trustee, officer or employee of the Trust shall receive from the Fund any salary or other compensation as such trustee, officer or employee while he is at the same time director, officer or employee of the Investment Adviser or any affiliated company of the Investment Adviser. This paragraph shall not apply to trustees, executive committee members, consultants and other persons who are not regular members of the Investment Adviser's or any affiliated company's staff.

6. COMPENSATION. As compensation for the services performed by the Investment Adviser, the Fund shall pay the Investment Adviser, as promptly as possible after the last day of each month, a fee, accrued each calendar day (including weekends and holidays) at a rate of 1.5% per annum of the daily net assets of the Fund. The Investment Adviser shall reduce such fee or, if necessary, make payments to the Fund to the extent required to satisfy any limitations with respect thereto imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale. The daily net assets of the Fund shall be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Trustees of the Trust. Any of such payments as to which the Investment Adviser may so request shall be accompanied by a report of the Fund prepared either by the Trust or by a reputable firm of independent accountants which shall show the amount properly payable to the Investment Adviser under this Agreement and detailed computation thereof.

7. LIMITATION OF LIABILITY. The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Trustees of the Trust in the following or declining to follow any advice or recommendation of the Investment Adviser; provided that nothing in this Agreement shall protect the Investment Adviser against any liability to the Fund or its stockholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8. INDEPENDENT CONTRACTOR. The Investment Adviser shall be an independent contractor and shall have no authority to act for or represent the Fund in its investment commitments unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Investment Adviser whether on behalf of the Investment Adviser or whether purporting to have been entered into on behalf of the Fund shall be binding upon the Fund, and all acts authorized to be done by the Investment Adviser under this Agreement shall be done by it as an independent contractor and not as an agent.

9. ACTIVITIES OF THE INVESTMENT ADVISER. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Investment Adviser who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, nor to limit or restrict the right of the Investment Adviser to engage in any other business or to render services of any kind, including investment advisory services, to any other corporation, firm, individual or association.

10. DEFINITIONS. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

11. TERMINATION. This Agreement shall terminate automatically in the event of its assignment by the Investment Adviser and shall not be assignable by the Trust without consent of the Investment Adviser. This Agreement may also be terminated at any time, without payment of penalty (i) by the Trust either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Investment Adviser, or (ii) by the Investment Adviser on 60 days written notice to the Trust. Upon the termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except or the obligation of the Fund to pay to the Investment Adviser the fee provided in Paragraph 6 hereof, prorated to the date of termination.

12. TERM. This Agreement shall become effective on January 1, 1999, and shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually, by (i) the Trust's Board of Trustees and by a vote of the holders of a majority of the outstanding voting securities of the Fund, or (ii) a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed by their officers thereunto duly authorized on the day and year first above written.



ATTEST:                                  THE BERKSHIRE FUNDS


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            President


ATTEST:                                  BERKSHIRE CAPITAL HOLDINGS, INC.


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            Chairman & CEO

                         INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT ("Agreement"), made and entered into this 19th day of December, 1999, by and between The Berkshire Funds, a Delaware business trust (the "Trust"), and Berkshire Capital Holdings, Inc., a California corporation (the "Investment Adviser").

                             W I T N E S S E T H:

     WHEREAS, the Trust, an open-end, non-diversified investment company registered under the Investment Company Act of 1940 (the "1940 Act"), wishes to retain the Investment Adviser to provide investment advisory services to the Berkshire Technology Fund (the "Fund"), a series of the Trust; and

     WHEREAS, the Investment Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. EMPLOYMENT OF THE INVESTMENT ADVISER. The Trust hereby appoints the Investment Adviser to manage the investment and reinvestment of assets of the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. OBLIGATIONS OF THE TRUST. The Trust shall at all times inform the Investment Adviser as to the securities owned by it, the funds available or to become available for investment by it, and generally as to the condition of its affairs. It shall furnish the Investment Adviser with such other documents and information with regard to its affairs as the Investment Adviser may from time to time reasonably request.

3. OBLIGATIONS OF THE INVESTMENT ADVISER. Subject to the direction and control of the Trust's Board of Trustees, the Investment Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment objective, policies, and limitations as stated in the Fund's current Prospectus and Statement of Additional Information. The Investment Adviser shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Trust's Declaration of Trust, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state laws, as well as the investment objectives, policies, and limitations of the Fund. In placing orders for the Fund with brokers and dealers with respect to the execution of the Fund's securities transactions, the Investment Adviser shall attempt to obtain the best net results. In doing so, the Investment Adviser may consider such factors which it deems relevant to the Fund's best interest, such as price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. The Investment Adviser shall have the discretionary authority to utilize certain broker-dealers even though it may result in the payment by the Fund of an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, providing, however, that the Investment Adviser had determined that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by the broker-dealer effecting the transaction. In no instance will portfolio securities be purchased from or sold to the Investment Adviser or any affiliated person thereof except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the 1940 Act. The Investment Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund and shall perform such other functions of management and supervision as may be directed by the Board of Trustees of the Trust, provided that in no event shall the Investment Adviser be responsible for any expense occasioned by the performance of such functions.

4. EXPENSES OF THE FUND. The Investment Adviser is responsible for (i) the compensation of any of the Trust's trustees, officers and employees who are interested persons of the Investment Adviser, (ii) compensation of the Investment Adviser's personnel and other expenses in connection with the provisions of portfolio management services under this Agreement, and (iii) expenses of printing and distributing the Fund's prospectus and sales and advertising materials to prospective clients. Other than as herein specifically indicated, the Investment Adviser shall not be responsible for the Fund's expenses. Specifically, the Investment Adviser will not be responsible, except to the extent of the reasonable compensation of employees of the Trust whose services may be used by the Investment Adviser hereunder, for any of the following expenses of the Fund, which expenses shall be borne by Fund: legal and audit expenses, organizational expenses; interest; taxes; governmental fees; industry association fees; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection herewith; fees, if any, of custodians, transfer agents, registrars or other agents; distribution fees; expenses of preparing share certificates; expenses relating to the redemption or repurchase of the Fund's shares; fees and expenses of registering the Fund's shares under the federal securities laws and of qualifying its shares under applicable state Blue Sky laws, including expenses attendant upon renewing such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices, and dividends to fund shareholders; cost of stationary; costs of shareholders and other meetings of the Fund; compensation and expenses of the independent trustees of the Trust; fidelity bond and other insurance covering the Trust and its officers and trustees.

5. LIMITATIONS ON SALARIES. No trustee, officer or employee of the Trust shall receive from the Fund any salary or other compensation as such trustee, officer or employee while he is at the same time director, officer or employee of the Investment Adviser or any affiliated company of the Investment Adviser. This paragraph shall not apply to trustees, executive committee members, consultants and other persons who are not regular members of the Investment Adviser's or any affiliated company's staff.

6. COMPENSATION. As compensation for the services performed by the Investment Adviser, the Fund shall pay the Investment Adviser, as promptly as possible after the last day of each month, a fee, accrued each calendar day (including weekends and holidays) at a rate of 1.5% per annum of the daily net assets of the Fund. The Investment Adviser shall reduce such fee or, if necessary, make payments to the Fund to the extent required to satisfy any limitations with respect thereto imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale. The daily net assets of the Funds shall be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Trustees of the Trust. Any of such payments as to which the Investment Adviser may so request shall be accompanied by a report of the Fund prepared either by the Trust or by a reputable firm of independent accountants which shall show the amount properly payable to the Investment Adviser under this Agreement and detailed computation thereof.

7. LIMITATION OF LIABILITY. The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Trustees of the Trust in the following or declining to follow any advice or recommendation of the Investment Adviser; provided that nothing in this Agreement shall protect the Investment Adviser against any liability to the Fund or its stockholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8. INDEPENDENT CONTRACTOR. The Investment Adviser shall be an independent contractor and shall have no authority to act for or represent the Fund in its investment commitments unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Investment Adviser whether on behalf of the Investment Adviser or whether purporting to have been entered unto on behalf of the Fund shall be binding upon the Fund, and all acts authorized to be done by the Investment Adviser under this Agreement shall be done by it as an independent contractor and not as an agent.

9. ACTIVITIES OF THE INVESTMENT ADVISER. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Investment Adviser who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, nor to limit or restrict the right of the Investment Adviser to engage in any other business or to render services of any kind, including investment advisory services, to any other corporation, firm, individual or association.

10. DEFINITIONS. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

11. TERMINATION. This Agreement shall terminate automatically in the event of its assignment by the Investment Adviser and shall not be assignable by the Trust without consent of the Investment Adviser. This Agreement may also be terminated at any time, without payment of penalty (i) by the Trust either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Investment Adviser, or (ii) by the Investment Adviser on 60 days written notice to the Trust. Upon the termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except or the obligation of the Fund to pay to the Investment Adviser the fee provided in Paragraph 6 hereof, prorated to the date of termination.

12. TERM. This Agreement shall become effective on January 1, 1999, and shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually, by (i) the Trust's Board of Trustees and by a vote of the holders of a majority of the outstanding voting securities of the Fund, or (ii) a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed by their officers thereunto duly authorized on the day and year first above written.



ATTEST:                                  THE BERKSHIRE FUNDS


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            President


ATTEST:                                  BERKSHIRE CAPITAL HOLDINGS, INC.


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            Chairman & CEO

                               CUSTODY AGREEMENT
                                    BETWEEN
                              FIRSTAR BANK, N.A.
                                      AND
                              THE BERKSHIRE FUNDS



                               CUSTODY AGREEMENT

     This agreement (the "Agreement") is entered into as of the 11th day of October, 1999, by and between The Berkshire Funds, a Delaware business trust (the "Trust") and Firstar Bank, National Association, (the "Custodian"), a national banking association having its principal office at 425 Walnut Street, Cincinnati, Ohio, 45202.

     WHEREAS, the Trust and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Trust as required by the Act (as hereafter defined).

     THEREFORE, in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

     ACT - the Investment Company Act of 1940, as amended.

     1934 Act - the Securities and Exchange Act of 1934, as amended.

     AUTHORIZED PERSON - any person, whether or not any such person is an officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.

     BOARD OF TRUSTEES - the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

     BOOK-ENTRY SYSTEM - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

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     BUSINESS DAY - any  day  recognized  as  a settlement day by The New York
Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of any fund.

     DEPOSITORY - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s). Depository shall include any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities provided that the Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.

     DIVIDEND AND TRANSFER AGENT - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Trust.

     FOREIGN SECURITIES - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.

     FUND - each series of the Trust listed in Appendix B and any additional series added pursuant to Proper Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

     MONEY MARKET SECURITY - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of


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domestic  banks  and  thrift  institutions  whose  deposits are insured by the
Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

     NASD - the National Association of Securities Dealers, Inc.

     OFFICER - the   Chairman,   President,  Secretary,  Treasurer,  any  Vice
President, Assistant Secretary or Assistant Treasurer of the Trust.

     ORAL INSTRUCTIONS - instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.

     PROPER INSTRUCTIONS - Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     PROSPECTUS - the   Trust's   then   currently  effective  prospectus  and
Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

     SECURITY OR SECURITIES - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

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     SEC - the  Securities  and  Exchange  Commission  of the United States of
America.

     SHARES - with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.

     TRUST - the business trust organized under the laws of Delaware which is an open-end management investment company registered under the Act.

     WRITTEN INSTRUCTIONS - communications in writing actually received by the Custodian from an Authorized Person. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices (where the use of such devices have been approved by resolution of the Trustee and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Mutual Fund Custody Department.


                                  ARTICLE II
             APPOINTMENT; ACCEPTANCE; AND FURNISHING OF DOCUMENTS

     A. APPOINTMENT OF CUSTODIAN. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by the Trust at any time during the term of this Agreement.

     B. ACCEPTANCE OF CUSTODIAN. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

     C. DOCUMENTS TO BE FURNISHED. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Trust:

          1. A copy of the Declaration of Trust of the Trust certified by the Secretary.

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          2.  A copy of the By-Laws of the Trust certified by the Secretary.

          3. A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.

          4.  A copy of the then current Prospectus.

          5. A Certificate of the President and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

     D. NOTICE OF APPOINTMENT OF DIVIDEND AND TRANSFER AGENT. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.


                                  ARTICLE III
                            RECEIPT OF TRUST ASSETS

     A. DELIVERY OF MONEYS. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. The Custodian shall be entitled to reverse any deposits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

     B. DELIVERY OF SECURITIES. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all Securities to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian. The Custodian is hereby authorized by the Trust, acting on behalf of the Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Trust for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or Depository will be

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represented  in  accounts  which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

     C. PAYMENTS FOR SHARES. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Trust's distributor or Dividend and Transfer Agent or from the Trust itself.

     D. DUTIES UPON RECEIPT. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received by it.

     E. VALIDITY OF TITLE. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.


                                  ARTICLE IV
                         DISBURSEMENT OF TRUST ASSETS

     A. DECLARATION OF DIVIDENDS BY TRUST. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Trust's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Trust, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

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     On  the  payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

     B. SEGREGATION OF REDEMPTION PROCEEDS. Upon receipt of Proper Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

     C. DISBURSEMENTS OF CUSTODIAN. Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

     D. PAYMENT OF CUSTODIAN FEES. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Trust in payment of the Custodian's fees and expenses as provided in Article VIII hereof.


                                   ARTICLE V
                            CUSTODY OF TRUST ASSETS

     A. SEPARATE ACCOUNTS FOR EACH FUND. As to each Fund, the Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Trust coupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held

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by  the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

     B. SEGREGATION OF NON-CASH ASSETS. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.

     C. SECURITIES IN BEARER AND REGISTERED FORM. All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.

     D. DUTIES OF CUSTODIAN AS TO SECURITIES. Unless otherwise instructed by the Trust, with respect to all Securities held for the Trust, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix D):

          1.) Collect all income due and payable with respect to such Securities;

          2.) Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

          3.) Surrender interim receipts or Securities in temporary form for Securities in definitive form; and

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          4.)  Execute,  as  Custodian,  any  necessary  declarations  or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

     E. CERTAIN ACTIONS UPON WRITTEN INSTRUCTIONS. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

          1.) Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as beneficial owner of any Securities may be exercised;

          2.) Deliver any Securities in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any trust, or the exercise of any conversion privilege;

          3.) Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          4.) Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust; and

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          5.) Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

     F. CUSTODIAN TO DELIVER PROXY MATERIALS. The Custodian shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

     G. CUSTODIAN TO DELIVER TENDER OFFER INFORMATION. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

     H. CUSTODIAN TO DELIVER SECURITY AND TRANSACTION INFORMATION. On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Trust with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of Securities held for the Fund under this Agreement. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or

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shown  on the Custodian's account on the books of the Book-Entry System or the
Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide notice as described by Article XI Section F. Notices to Trust; it shall be sufficient to communicate by such means as shall be mutually agreeable to the Trust and the Custodian.


                                  ARTICLE VI
                        PURCHASE AND SALE OF SECURITIES

     A. PURCHASE OF SECURITIES. Promptly after each purchase of Securities by the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Proper Instructions, specifying with respect to each such purchase the;

          1.)  name of the issuer and the title of the Securities,

          2.) the number of shares, principal amount purchased (and accrued interest, if any) or other units purchased,

          3.)  date of purchase and settlement,

          4.)  purchase price per unit,

          5.)  total amount payable,

          6.) name of the person from whom, or the broker through which, the purchase was made,

          7.)  the name of the person to whom such amount is payable, and

          8.)  the Fund for which the purchase was made.

The Custodian shall, against receipt of Securities purchased by or for the Trust, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions, or Oral Instructions, if applicable, to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Fund custody account there is insufficient cash

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available  to  the  Fund for which such purchase was made. With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.

     B. SALE OF SECURITIES. Promptly after each sale of Securities by a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and
(ii) with respect to each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:

          1.)  name of the issuer and the title of the Securities,

          2.) number of shares, principal amount sold (and accrued interest, if any) or other units sold,

          3.)  date of sale and settlement,

          4.)  sale price per unit,

          5.)  total amount receivable,

          6.) name of the person to whom, or the broker through which, the sale was made,

          7.) name of the person to whom such Securities are to be delivered, and

          8.)  Fund for which the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount specified in the Written Instructions, or Oral Instructions, if applicable. Notwithstanding any other provision of this Agreement, the Custodian, when properly instructed as provided herein to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund for which the Securities were delivered shall bear the risk that final payment for the Securities may not be made or that the Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

     C. DELIVERY VERSUS PAYMENT FOR PURCHASES AND SALES. Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis. The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

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     D.  PAYMENT  ON  SETTLEMENT  DATE.  On  contractual  settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery. Any such credit shall be conditioned upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.

     E. SEGREGATED ACCOUNTS. The Custodian shall, upon receipt of Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:

          1.) in accordance with the provision of any agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

          2.) for purposes of segregating cash or Securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

          3.) for the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

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          4.)  for  the  purpose  of  segregating  collateral  for  loans  of
Securities made by the Fund; and

          5.) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.

     Each segregated account established hereunder shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.

     F. ADVANCES FOR SETTLEMENT. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

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                                  ARTICLE VII
                              TRUST INDEBTEDNESS

     A. BORROWINGS. In connection with any borrowings by the Trust, the Trust will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Trust, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Trust, such Securities as additional collateral, as may be specified in Written Instructions, to secure further any transaction described in this Article VII. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

     The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.

                                 Page -15-

     B. ADVANCES. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time.


                                 ARTICLE VIII
                           CONCERNING THE CUSTODIAN

     A. LIMITATIONS ON LIABILITY OF CUSTODIAN. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own gross negligence or willful misconduct. The Trust, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Trust with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties hereunder or any other action or inaction of the Trust or its Trustees, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this Agreement by the Custodian, its directors, officers, employees or agents. The Custodian shall defend, indemnify and hold harmless the Trust and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties as specifically set forth in this agreement with respect to the Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees, or Sub-Custodians as

                                 Page -16-
to the Fund, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its trustees, officers, employees, or agents. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the
Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust, on behalf of the Fund, of principal and of interest to the date of recovery on Securities incorrectly omitted from the Fund's account or penalties imposed on the Trust, in connection with the Fund, for any failures to deliver
Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so

                                 Page -17-
notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent). The provisions of this section VIII. A. shall survive the termination of this Agreement.

     B. ACTIONS NOT REQUIRED BY CUSTODIAN. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

          1.) The validity of the issue of any Securities purchased by or for the account of any Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          2.) The legality of the sale of any Securities by or for the account of any Fund, or the propriety of the amount for which the same are sold;

          3.) The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

          4.) The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

          5.) The legality of the declaration or payment of any dividend by the Trust in respect of Shares of any Fund;

                                 Page -18-

          6.) The legality of any borrowing by the Trust on behalf of the Trust or any Fund, using Securities as collateral;

          7.) Whether the Trust or a Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

     C. NO DUTY TO COLLECT AMOUNTS DUE FROM DIVIDEND AND TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from any Dividend and Transfer Agent of the Trust nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Trust of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.

     D. NO ENFORCEMENT ACTIONS. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

     E. AUTHORITY TO USE AGENTS AND SUB-CUSTODIANS. The Trust acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix C annexed hereto. The Fund hereby represents that such authorization has been duly approved by the Board of Trustees of the Trust as required by the Act.

     In addition, the Trust acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies

                                 Page -19-
registered under the Act. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or sub-custodians. Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.

     F. NO DUTY TO SUPERVISE INVESTMENTS. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Trust are such as properly may be held by the Trust under the provisions of the Articles of Incorporation and the Trust's By-Laws.

     G. ALL RECORDS CONFIDENTIAL. The Custodian shall treat all records and other information relating to the Trust and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Trust shall have consented thereto in writing or
(ii) such disclosure is required by law.

     H. COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to Appendix E. The Custodian shall be entitled to charge against any money held by it for the account of any Fund, the amount of any of its fees, any loss, damage, liability or expense, including counsel fees. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

                                 Page -20-

     I. RELIANCE UPON INSTRUCTIONS. The Custodian shall be entitled to rely upon any Proper Instructions if such reliance is made in good faith. The Trust agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same Business Day on which such Oral Instructions were given. The Trust agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

     J. BOOKS AND RECORDS. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Trust, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Trust, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and employees of the SEC.

     K. INTERNAL ACCOUNTING CONTROL SYSTEMS. The Custodian shall send to the Trust any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Trust may reasonably request from time to time.

     L. NO MANAGEMENT OF ASSETS BY CUSTODIAN. The Custodian performs only the services of a custodian and shall have no responsibility for the management,

                                 Page -21-
investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     M. ASSISTANCE TO TRUST. The Custodian shall take all reasonable action, that the Trust may from time to time request, to assist the Trust in obtaining favorable opinions from the Trust's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N-IA, Form N-SAR, or other annual reports to the SEC.

     N. GRANT OF SECURITY INTEREST. The Trust hereby pledges to and grants the Custodian a security interest in the assets of any Fund to secure the payment of any liabilities of the Trust to the Custodian, whether acting in its capacity as Custodian or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Trust to the Custodian.


                                  ARTICLE IX
                           INITIAL TERM; TERMINATION

     A. INITIAL TERM. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

     B. TERMINATION. Either party hereto may terminate this Agreement after the Initial Term for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board

                                 Page -22-
of Trustees of the Trust, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Trust. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Trust shall pay to the Custodian on behalf of the Trust such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Trust that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

     C. FAILURE TO DESIGNATE SUCCESSOR CUSTODIAN. If a successor custodian is not designated by the Trust, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall, upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be the custodian for the Trust, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Trust, which shall be held by the Custodian in accordance with this Agreement.

                                 Page -23-

                                   ARTICLE X
                                 FORCE MAJEURE

     Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.


                                  ARTICLE XI
                                 MISCELLANEOUS

     A. DESIGNATION OF AUTHORIZED PERSONS. Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Secretary of the Trust. The Trust agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present
Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

     B. LIMITATION OF PERSONAL LIABILITY. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any

                                 Page -24-
assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Trust, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or trustees of the Trust or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

     C. AUTHORIZATION BY BOARD. The obligations set forth in this Agreement as having been made by the Trust have been made by the Board of Trustees, acting as such Trustees for and on behalf of the Trust, pursuant to the authority vested in them under the laws of the State of Delaware, the Declaration of Trust and the By-Laws of the Trust. This Agreement has been executed by Officers of the Trust as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Trust and then only to the extent of the assets of the Trust.

     D.  CUSTODIAN'S  CONSENT  TO  USE OF ITS NAME. The Trust shall obtain the
Custodian's consent prior to the publication and/or dissemination or distribution, of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address).

     E. NOTICES TO CUSTODIAN. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Firstar Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.

                                 Page -25-

     F. NOTICES TO TRUST. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given when delivered to the Trust or on the second Business Day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Trust at its office at 475 Milan Drive, Suite 103, San Jose, California 95134-2453 or at such other place as the Trust may from time to time designate in writing.

     G. AMENDMENTS IN WRITING. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.

     H. SUCCESSORS AND ASSIGNS. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodian, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.

     I. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     J. JURISDICTION. Any legal action, suit or proceeding to be instituted by either party with respect to this Agreement shall be brought by such party exclusively in the courts of the State of Ohio or in the courts of the United States for the Southern District of Ohio, and each party, by its execution of this Agreement, irrevocably (i) submits to such jurisdiction and (ii) consents to the service of any process or pleadings by first class U.S. mail, postage prepaid and return receipt requested, or by any other means from time to time authorized by the laws of such jurisdiction.

     K. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                                 Page -26-

     L. HEADINGS. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.



WITNESS:                               TRUST:
                                       THE BERKSHIRE FUNDS

/s/ Ronald G. Seger                    By: /s/ Malcolm R. Fobes III
-------------------                    ---------------------------
Ronald G. Seger                        Malcolm R. Fobes III
Secretary                              Chairman



WITNESS:                               CUSTODIAN:
                                       FIRSTAR BANK, N.A.

                                       By: /s/ Marsha A. Croxton
-------------------                    ------------------------
                                       Marsha A. Croxton
                                       Senior Trust Officer




                                 Page -27-

                                 APPENDIX A


                        AUTHORIZED PERSONS        SPECIMEN SIGNATURES

Chairman:               Malcolm R. Fobes III     /s/ Malcolm R. Fobes III
                        --------------------     -----------------------


President:
                        --------------------     -----------------------


Vice President:
                        --------------------     -----------------------


Secretary:              Ronald G. Seger          /s/ Ronald G. Seger
                        --------------------     -----------------------

Assistant
Secretary:
                        --------------------     -----------------------


Treasurer:
                        --------------------     -----------------------

Assistant
Treasurer:
                        --------------------     -----------------------


Adviser Employees:
                        --------------------     -----------------------



Transfer Agent/Fund Accountant

Employees:
                        --------------------     -----------------------


                        --------------------     -----------------------


                        --------------------     -----------------------


                        --------------------     -----------------------



* Authority restricted; does not include:
                                           -----------------------------



                                 Page -28-

                                       APPENDIX B

                                  SERIES OF THE TRUST


                                  BERKSHIRE FOCUS FUND
                               BERKSHIRE TECHNOLOGY FUND




                                 Page -29-

                                      APPENDIX C

                                AGENTS OF THE CUSTODIAN


     The following agents are employed currently by Firstar Bank, N.A. for securities processing and control ...


         The Depository Trust Company (New York)
         7 Hanover Square
         New York, NY 10004

         The Federal Reserve Bank
         Cincinnati and Cleveland Branches

         Bank of New York
         1 Wall Street
         New York, NY 10286
         (For Foreign Securities and certain non-DTC eligible Securities)



                                 Page -30-

                                  APPENDIX D

                     FIRSTAR INSTITUTIONAL CUSTODY SERVICES
                          STANDARDS OF SERVICE GUIDE


         Firstar Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for Firstar Bank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, Firstar Bank will make every effort to complete all processing on a timely basis.

         Firstar Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bankers Trust Company as its agent for ineligible and foreign securities.

         For corporate reorganizations, Firstar Bank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, and the WALL STREET JOURNAL,

         For bond calls and mandatory puts, Firstar Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, and DTC Important Notices. Firstar Bank will not notify clients of optional put opportunities.

         Any securities delivered free to Firstar Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the Firstar Bank standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.



      The information contained in this Standards of Service Guide is subject to change. Should any changes be made Firstar Bank will provide you with an updated copy of its Standards of Service Guide.




                     FIRSTAR BANK SECURITY SETTLEMENT STANDARDS
-------------------------------------------------------------------------------

TRANSACTION TYPE              INSTRUCTIONS DEADLINES*             DELIVERY INSTRUCTIONS

DTC                           1:30 P.M. on Settlement Date        DTC Participant #2803
                                                                  Agent Bank ID 27895
                                                                  Institutional # __________
                                                                  For Account # __________


Federal Reserve Book Entry    12:30 P.M. on Settlement Date       Federal Reserve Bank of Cinti/Trust
                                                                  for Firstar Bank, N.A. ABA# 042000013
                                                                  For Account # __________


Federal Reserve Book Entry    1:00 P.M. on Settlement Date        Federal Reserve Bank of Cinti/Spec
(Repurchase Agreement                                             for Firstar Bank, N.A. ABA# 042000013
Collateral Only)                                                  For Account # __________


PTC Securities                12:00 P.M. on Settlement Date       PTC For Account BYORK
(GNMA Book Entry)                                                 Firstar Bank/117612
Physical Securities           9:30 A.M. EST on Settlement Date    Bank of New York
                              (for Deliveries, by 4:00 P.M.       One Wall Street-3rd Floor - Window A
                              on Settlement Date minus 1)         New York, NY 10286
                                                                  For account of Firstar Bank
                                                                  Cust#117612
                                                                  Attn: Donald Hoover


CEDEL/EURO-CLEAR              11:00 A.M. on Settlement Date       Cedel a/c 55021
                              minus 2                             FFC: a/c 387000
                                                                  Firstar Bank/Global Omnibus


Cash Wire Transfer            3:00 P.M.                           Firstar Bank, N.A. Cinti/Trust
                                                                  ABA# 042000013
                                                                  Credit Account #9901877
                                                                  Further Credit to __________
                                                                  Account # __________

*All times listed are Eastern Standard Time.

                           FIRSTAR BANK PAYMENT STANDARDS


SECURITY TYPE                   INCOME                     PRINCIPAL

Equities                        Payable Date

Municipal Bonds*                Payable Date               Payable Date

Corporate Bonds*                Payable Date               Payable Date

Federal Reserve Bank
Book Entry*                     Payable Date               Payable Date

PTC GNMA's (P&I)                Payable Date + 1           Payable Date + 1

CMOs*
   DTC                          Payable Date + 1           Payable Date + 1
   Bankers Trust                Payable Date + 1           Payable Date + 1

SBA Loan Certificates           When Received              When Received

Unit Investment Trust           Payable Date               Payable Date
Certificates*

Certificates of Deposit*        Payable Date + 1           Payable Date + 1

Limited Partnerships            When Received              When Received

Foreign Securities              When Received              When Received

*Variable Rate Securities
    Federal Reserve Bank
      Book Entry                Payable Date               Payable Date
    DTC                         Payable Date + 1           Payable Date + 1
    Bankers Trust               Payable Date + 1           Payable Date + 1


NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.



                               FIRSTAR BANK CORPORATE REORGANIZATION STANDARDS


TYPE OF ACTION                 NOTIFICATION TO CLIENT                DEADLINE FOR CLIENT             TRANSACTION
                                                                     INSTRUCTIONS TO FIRSTAR BANK    POSTING

Rights, Warrants,              Later of 10 business days prior       5 business days prior to        Upon receipt
and Optional Mergers           to expiration or receipt of notice    expiration

Mandatory Puts with            Later of 10 business days prior       5 business days prior to        Upon receipt
Option to Retain               to expiration or receipt of notice    expiration

Class Actions                  10 business days prior to             5 business days prior to        Upon receipt
                               expiration date                       expiration

Voluntary Tenders,             Later of 10 business days prior       5 business days prior to        Upon receipt
Exchanges,                     to expiration or receipt of notice    expiration
and Conversions

Mandatory Puts, Defaults,      At posting of funds or securities     None                            Upon receipt
Liquidations, Bankruptcies,    received
Stock Splits, Mandatory
Exchanges

Full and Partial Calls         Later of 10 business days prior       None                            Upon receipt
                               to expiration or receipt of notice


NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                           ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT ("Agreement"), is made and entered into this 19th day of December, 1999, by and between The Berkshire Funds, a Delaware business trust (the "Trust"), and Berkshire Capital Holdings, Inc., a California corporation (the "Administrator").


                             W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as a non-diversified open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and

     WHEREAS, the Trust desires to retain the Administrator to render supervisory and corporate administrative services to the Berkshire Focus Fund (the "Fund") in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT OF THE ADMINISTRATOR. The Trust hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall devote such time as is necessary to carry out and shall at all times faithfully, with diligence and to the best of its ability, perform all of the duties required of it by the Fund hereunder.

     2. OBLIGATIONS OF THE ADMINISTRATOR. The Administrator shall, at its expense, establish and maintain separate books of account and other records reasonably appropriate for the operation of the business of the Fund, including such entries and supporting documents as may be necessary or appropriate for the purpose of showing all the transactions made or committed on behalf of the Fund, and shall supervise all accounting procedures and audits. All books and records shall be maintained in such form and detail as may be required by applicable law. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's book of account in accordance with all applicable federal and state laws and regulations. The Administrator, at its expense, shall supply the Board of Trustees and officers of the Trust with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.
     The Administrator covenants and agrees that it will maintain, or will otherwise have available to it, facilities and staff, including managerial, administrative and technical, as shall be necessary and adequate, in all material respects, to perform properly its obligations hereunder.

     3. EXPENSES OF THE FUND. The Administrator assumes and shall pay for maintaining its staff and personnel, and shall at its own expense provide the equipment, office space and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator assumes and shall pay all ordinary expenses of the Fund, including, without limitation: (a) organizational costs, (b) compensation of the Investment Adviser's personnel and payment of other expenses in connection with provision of portfolio management services, (c) compensation of any of the Trust's trustees, officers or employees who are not interested persons of the Investment Adviser or its affiliates, (d) fees and expenses of registering the Fund's shares under the federal securities laws and of qualifying its shares under applicable state Blue Sky laws, including expenses attendant upon renewing such registrations and qualifications, (e) insurance premiums, (f) fidelity bonds, (g) accounting and bookkeeping costs and expenses necessary to maintain the Fund's books and records, (h) outside auditing and ordinary legal expenses, (i) all costs associated with shareholders meetings and the preparation and dissemination of proxy solicitation materials, (j) costs of printing and distribution of the Fund's Prospectus and other shareholder information to existing shareholders,
(k) charges, if any, of custodian and dividend disbursing agent's fees, (l) industry association fees, and (m) costs of independent pricing services and calculation of daily net asset value. The Administrator may, at its discretion, assume any additional expenses ordinarily assumed by the Fund when it determines that such action is in the best interest of the shareholders. Any extraordinary and non-recurring expenses shall be paid by the Fund.

     4. COMPENSATION. As compensation for the services rendered, the facilities furnished and the expenses assumed by the Administrator, the Fund shall pay to the Administrator, in arrears, within ten days after the end of each calendar month, a fee, accrued each calendar day (including weekends and holidays) at a rate of 0.50% per annum of the Fund's average daily net assets up to $50 million, 0.45% of such assets from $50 million to $200 million, 0.40% of such assets from $200 million to $500 million, 0.35% of such assets from $500 million to $1 billion, and 0.30% of such assets in excess of $1 billion for such month as determined and computed in accordance with the description of the method of determination of net asset value contained in the Fund's Prospectus and Statement of Additional Information.

     5. EXPENSE LIMITATION. If, in any fiscal year, the aggregate expenses of the Fund (including advisory, administrative and transfer agency fees, but excluding interest, local, state and federal taxes), exceed the expense limitations of any state having jurisdiction over the Fund, then the fee paid to the Administrator hereunder will be reduced pro rata (but not below zero) to the extent required by such expense limitation. The Administrator will bear its pro rata share of any such fee reduction based on the percentage that the Administrator's fee bears to the total administrative and advisory fees paid by the Fund to the Administrator and to the investment adviser of the Fund, for the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of said fee reduction based on the number of days that the Agreement is in effect during such month and year, respectively.

     6. INSPECTION OF BOOKS AND RECORDS. Manager shall, upon reasonable notice, permit the Fund and its duly authorized representatives to inspect and to audit, for any purposes whatsoever, all of the books of account, documents, records, papers and files in the custody or possession of the Administrator relating in any manner to the business of the Fund. All expenses involved in such audit or inspection will be borne by the Fund.

     7. INDEPENDENT CONTRACTOR. The Administrator is for all purposes hereunder an independent contractor, free from control, direction or supervision of the Trust and any persons engaged by the Administrator in the performance of the Administrator's duties hereunder are solely the employees or agents of the Administrator. The parties hereto intend and contemplate that their relationship shall not be construed, nor shall any provision of this Agreement be interpreted, so as to create a partnership or joint venture between them or their respective successors in interest and, except as expressly provided or authorized, neither party shall have the authority to act for, represent or bind the other or otherwise be deemed an agent of the other.

     8. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others. Subject to, and in accordance with the Declaration of Trust and By-Laws of the Trust and
Section 10(a) of the Act, it is understood that trustees, officers, agents and beneficial holders of the Trust are or may be "interested persons" (as defined in the Act) of the Administrator of its affiliates, and that directors, officers, agents or shareholders of the Administrator of its affiliates are or may be "interested persons" of the Trust as beneficial holders or otherwise.

     9. LIMITATION OF LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be liable to the Fund or to any beneficial holder of the Fund for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     10. TERM. This Agreement shall become effective on the date hereof, and shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually by the Trust's Board of Trustees, including a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

     11. TERMINATION. This Agreement may be terminated at any time without the payment of any penalty (i) by the Fund either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Administrator, or
(ii) by the Administrator on 60 days written notice to the Fund.

     12. AMENDMENTS. This Agreement may be amended by the parties only if such amendment is specifically approved by the Board of Trustees of the Trust, including a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     13. NOTICES. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective (i) when delivered, if by personal delivery, (ii) upon receipt, if sent by FAX, which FAX has been telephonically confirmed, between the hours of 9:00 a.m. and 5:00 p.m. local time of the recipient on a business day, or if not, at 9:00 a.m., local time on the next business day, or (iii) upon the earlier of actual or first attempted delivery, if mailed, postage prepaid, addressed as follows:

                     If to the Administrator:
                     Berkshire Capital Holdings, Inc.
                     475 Milan Drive, Suite #103
                     San Jose, California 95134-2453
                     FAX No.: (408) 562-6501
                     Telephone No.: (408) 526-0707


                     If to the Trust:
                     The Berkshire Funds
                     475 Milan Drive, Suite #103
                     San Jose, California  95134-2453
                     FAX No.: (408) 562-6501
                     Telephone No.: (408) 526-0707

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13.

     14.          ENTIRE  AGREEMENT.    This  Agreement constitutes the entire
agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral.

     15. INUREMENT. This Agreement shall inure to the benefit of and be binding upon the Fund, the Administrator, and their respective successors, transferees and assigns.

     16. Assignment. Except as otherwise expressly provided herein, the rights and obligations of the parties pursuant to this Agreement may not be assigned without the express written consent of the other party.

     17. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, such holding, declaration or pronouncement shall not adversely affect any other provision of this Agreement, and this Agreement shall otherwise remain in full force and effect and be enforced in accordance with its terms, including in a manner that may be reasonably required in order to render any provision that has been held, declared or pronounced void, voidable, invalid, unenforceable or inoperative to become valid, enforceable and operative.

     18. COUNTERPARTS. This Agreement shall be executed in counterparts, in which case all such counterparts shall constitute one and the same agreement.

     19. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     20. ATTORNEYS' FEES. In the event any proceeding is brought by one party against the other to enforce or for the breach of any of the provisions of this Agreement, the prevailing party shall be entitled in such proceeding and in any appeal therefrom to recover reasonable attorneys' fees, together with the costs of such proceeding therein incurred.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.



ATTEST:                                  THE BERKSHIRE FUNDS


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            President


ATTEST:                                  BERKSHIRE CAPITAL HOLDINGS, INC.


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            Chairman & CEO

                           ADMINISTRATION AGREEMENT


     THIS ADMINISTRATION AGREEMENT ("Agreement"), is made and entered into this 19th day of December, 1999, by and between The Berkshire Funds, a Delaware business trust (the "Trust"), and Berkshire Capital Holdings, Inc., a California corporation (the "Administrator").


                             W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as a non-diversified open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and

     WHEREAS, the Trust desires to retain the Administrator to render supervisory and corporate administrative services to the Berkshire Technology Fund (the "Fund") in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT OF THE ADMINISTRATOR. The Trust hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall devote such time as is necessary to carry out and shall at all times faithfully, with diligence and to the best of its ability, perform all of the duties required of it by the Fund hereunder.

     2. OBLIGATIONS OF THE ADMINISTRATOR. The Administrator shall, at its expense, establish and maintain separate books of account and other records reasonably appropriate for the operation of the business of the Fund, including such entries and supporting documents as may be necessary or appropriate for the purpose of showing all the transactions made or committed on behalf of the Fund, and shall supervise all accounting procedures and audits. All books and records shall be maintained in such form and detail as may be required by applicable law. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's book of account in accordance with all applicable federal and state laws and regulations. The Administrator, at its expense, shall supply the Board of Trustees and officers of the Trust with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.
     The Administrator covenants and agrees that it will maintain, or will otherwise have available to it, facilities and staff, including managerial, administrative and technical, as shall be necessary and adequate, in all material respects, to perform properly its obligations hereunder.

     3. EXPENSES OF THE FUND. The Administrator assumes and shall pay for maintaining its staff and personnel, and shall at its own expense provide the equipment, office space and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator assumes and shall pay all ordinary expenses of the Fund, including, without limitation: (a) organizational costs, (b) compensation of the Investment Adviser's personnel and payment of other expenses in connection with provision of portfolio management services, (c) compensation of any of the Trust's trustees, officers or employees who are not interested persons of the Investment Adviser or its affiliates, (d) fees and expenses of registering the Fund's shares under the federal securities laws and of qualifying its shares under applicable state Blue Sky laws, including expenses attendant upon renewing such registrations and qualifications, (e) insurance premiums, (f) fidelity bonds, (g) accounting and bookkeeping costs and expenses necessary to maintain the Fund's books and records, (h) outside auditing and ordinary legal expenses, (i) all costs associated with shareholders meetings and the preparation and dissemination of proxy solicitation materials, (j) costs of printing and distribution of the Fund's Prospectus and other shareholder information to existing shareholders,
(k) charges, if any, of custodian and dividend disbursing agent's fees, (l) industry association fees, and (m) costs of independent pricing services and calculation of daily net asset value. The Administrator may, at its discretion, assume any additional expenses ordinarily assumed by the Fund when it determines that such action is in the best interest of the shareholders. Any extraordinary and non-recurring expenses shall be paid by the Fund.

     4. COMPENSATION. As compensation for the services rendered, the facilities furnished and the expenses assumed by the Administrator, the Fund shall pay to the Administrator, in arrears, within ten days after the end of each calendar month, a fee, accrued each calendar day (including weekends and holidays) at a rate of 0.50% per annum of the Fund's average daily net assets up to $50 million, 0.45% of such assets from $50 million to $200 million, 0.40% of such assets from $200 million to $500 million, 0.35% of such assets from $500 million to $1 billion, and 0.30% of such assets in excess of $1 billion for such month as determined and computed in accordance with the description of the method of determination of net asset value contained in the Fund's Prospectus and Statement of Additional Information.

     5. EXPENSE LIMITATION. If, in any fiscal year, the aggregate expenses of the Fund (including advisory, administrative and transfer agency fees, but excluding interest, local, state and federal taxes), exceed the expense limitations of any state having jurisdiction over the Fund, then the fee paid to the Administrator hereunder will be reduced pro rata (but not below zero) to the extent required by such expense limitation. The Administrator will bear its pro rata share of any such fee reduction based on the percentage that the Administrator's fee bears to the total administrative and advisory fees paid by the Fund to the Administrator and to the investment adviser of the Fund, for the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of said fee reduction based on the number of days that the Agreement is in effect during such month and year, respectively.

     6. INSPECTION OF BOOKS AND RECORDS. Manager shall, upon reasonable notice, permit the Fund and its duly authorized representatives to inspect and to audit, for any purposes whatsoever, all of the books of account, documents, records, papers and files in the custody or possession of the Administrator relating in any manner to the business of the Fund. All expenses involved in such audit or inspection will be borne by the Fund.

     7. INDEPENDENT CONTRACTOR. The Administrator is for all purposes hereunder an independent contractor, free from control, direction or supervision of the Trust and any persons engaged by the Administrator in the performance of the Administrator's duties hereunder are solely the employees or agents of the Administrator. The parties hereto intend and contemplate that their relationship shall not be construed, nor shall any provision of this Agreement be interpreted, so as to create a partnership or joint venture between them or their respective successors in interest and, except as expressly provided or authorized, neither party shall have the authority to act for, represent or bind the other or otherwise be deemed an agent of the other.

     8. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others. Subject to, and in accordance with the Declaration of Trust and By-Laws of the Trust and
Section 10(a) of the Act, it is understood that trustees, officers, agents and beneficial holders of the Trust are or may be "interested persons" (as defined in the Act) of the Administrator of its affiliates, and that directors, officers, agents or shareholders of the Administrator of its affiliates are or may be "interested persons" of the Trust as beneficial holders or otherwise.

     9. LIMITATION OF LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be liable to the Fund or to any beneficial holder of the Fund for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     10. TERM. This Agreement shall become effective on the date hereof, and shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually by the Trust's Board of Trustees, including a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

     11. TERMINATION. This Agreement may be terminated at any time without the payment of any penalty (i) by the Fund either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Administrator, or
(ii) by the Administrator on 60 days written notice to the Fund.

     12. AMENDMENTS. This Agreement may be amended by the parties only if such amendment is specifically approved by the Board of Trustees of the Trust, including a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     13. NOTICES. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective (i) when delivered, if by personal delivery, (ii) upon receipt, if sent by FAX, which FAX has been telephonically confirmed, between the hours of 9:00 a.m. and 5:00 p.m. local time of the recipient on a business day, or if not, at 9:00 a.m., local time on the next business day, or (iii) upon the earlier of actual or first attempted delivery, if mailed, postage prepaid, addressed as follows:

                     If to the Administrator:
                     Berkshire Capital Holdings, Inc.
                     475 Milan Drive, Suite #103
                     San Jose, California 95134-2453
                     FAX No.: (408) 562-6501
                     Telephone No.: (408) 526-0707


                     If to the Trust:
                     The Berkshire Funds
                     475 Milan Drive, Suite #103
                     San Jose, California  95134-2453
                     FAX No.: (408) 562-6501
                     Telephone No.: (408) 526-0707

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13.

     14.          ENTIRE  AGREEMENT.    This  Agreement constitutes the entire
agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral.

     15. INUREMENT. This Agreement shall inure to the benefit of and be binding upon the Fund, the Administrator, and their respective successors, transferees and assigns.

     16. ASSIGNMENT. Except as otherwise expressly provided herein, the rights and obligations of the parties pursuant to this Agreement may not be assigned without the express written consent of the other party.

     17. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, such holding, declaration or pronouncement shall not adversely affect any other provision of this Agreement, and this Agreement shall otherwise remain in full force and effect and be enforced in accordance with its terms, including in a manner that may be reasonably required in order to render any provision that has been held, declared or pronounced void, voidable, invalid, unenforceable or inoperative to become valid, enforceable and operative.

     18. COUNTERPARTS. This Agreement shall be executed in counterparts, in which case all such counterparts shall constitute one and the same agreement.

     19. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     20. ATTORNEYS' FEES. In the event any proceeding is brought by one party against the other to enforce or for the breach of any of the provisions of this Agreement, the prevailing party shall be entitled in such proceeding and in any appeal therefrom to recover reasonable attorneys' fees, together with the costs of such proceeding therein incurred.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.



ATTEST:                                  THE BERKSHIRE FUNDS


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            President


ATTEST:                                  BERKSHIRE CAPITAL HOLDINGS, INC.


By: /s/ Ronald G. Seger              By: /s/ Malcolm R. Fobes III
    -------------------                  ------------------------
    Ronald G. Seger                      Malcolm R. Fobes  III
    Secretary                            Chairman & CEO

                             John F. Splain, Esq.
                            4555 Lake Forest Drive
                              650 Westlake Center
                            Cincinnati, Ohio 45242
                                (513) 563-3500

December 22, 1999

The Berkshire Funds
475 Milan Drive, Suite #103
San Jose, California 95134

Gentlemen:

You  have  requested  my  opinion  in  connection with the registration by The
Berkshire Funds, a Delaware business trust (the "Trust"), of an indefinite number of shares of beneficial interest (the "Shares") of its two series, the Berkshire Focus Fund and the Berkshire Technology Fund, authorized by the Trust's Declaration of Trust, to be filed with the Securities and Exchange Commission as an exhibit to the Trust's registration statement on Form N-1A (File No. 333-21089), as amended (the "Registration Statement"), under the Securities Act of 1933 and the Investment Company Act of 1940.

I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Trust, and I have made such inquiries of the officers and representatives of the Trust, as I have deemed relevant and necessary as the basis for the opinion hereinafter set forth.

In such examination, I have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic) and the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to such opinion, I have relied upon the certificates referred to hereinabove. I have assumed, without independent verification, the accuracy of the relevant facts stated therein.

This letter expresses by opinion as to the provisions of the Trust's Declaration of Trust and the laws of the State of Delaware applying to business trusts generally, but does not extend to federal securities or other laws or the laws of jurisdictions outside the State of Delaware.

Based on the foregoing, and subject to the qualifications set forth herein, I am of the opinion that the Shares have been duly and validly authorized, and, when issued and delivered as described in the Registration Statement, will be fully paid and nonassessable by the Trust.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.


Very truly yours,

/s/ John F. Splain
------------------
John F. Splain
Counsel

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 10, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 5 to Berkshire Funds' Registration Statement on Form N-1A (file no. 333-21089), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ McCurdy & Associates
------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 22, 1999